UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CIMG INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

CIMG INC.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of CIMG Inc.:

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.00001 par value per share (the “Common Stock”), of CIMG Inc. (the “Company”), as of the close of business on [●], 2025, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holder of a majority of the outstanding voting stock of the Company, holding approximately 67.4% of the outstanding voting capital stock of the Company (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

The following actions (“Corporate Actions”) were authorized by written consent of the Majority Stockholders on December 24, 2025:

(i)	the implementation of a reverse stock split at a ratio between 1-for-2 and 1-for-50, to be effected at the Board’s discretion;

(ii)	an amendment to the Company’s Articles of Incorporation, dated July 15, 2011, as amended on May 6, 2013, October 28, 2019, October 22, 2024, and October 28, 2025 to increase the number of authorized shares of our common stock from 600,000,000 to 2,000,000,000; and

(iii)	for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by the Company of units consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “Units”), for aggregate gross proceeds of up to $850,000,000, at a price below the Nasdaq minimum price, which issuance may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction, depending on the purchase price determined at the time of issuance.

This Information Statement is being furnished to our stockholders of record as of December [●], 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent of the Majority Stockholders. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to the Corporate Actions above shall be taken at such future date as determined by the Board of Directors (the “Board”) of the Company, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of the Record Date. You are urged to read the Information Statement in its entirety.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Director

____________, 2025

CIMG INC.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

INFORMATION STATEMENT

(dated ________, 2025)

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “Common Stock”) of CIMG Inc., a Nevada corporation (the “Company”), by the Board of Directors (the “Board”) to notify them about certain action the holders of a majority of the voting power of the Company’s outstanding voting securities have taken by written consent in lieu of a stockholders’ meeting. The stockholder action was taken on December 24, 2025. Copies of this Information Statement are first being sent on or about ________________, 2025, to the holders of record as of [●], 2025, of the outstanding shares of the Company’s common stock.

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean CIMG Inc., a Nevada corporation. Our principal executive offices are located at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong, telephone + 852 70106695.

By written consent dated December 24, 2025, as permitted by Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of common Stock, have an aggregate beneficial interest of greater than the majority of our issued and outstanding shares of common stock, approved the following corporate actions (collectively, the “Corporate Actions”):

(i)	the implementation of a reverse stock split at a ratio between 1-for-2 and 1-for-50, to be effected at the Board’s discretion;

(ii)	an amendment to the Company’s Articles of Incorporation, dated July 15, 2011, as amended on May 6, 2013, October 28, 2019, October 22, 2024, and October 28, 2025 to increase the number of authorized shares of our common stock from 600,000,000 to 2,000,000,000; and

(iii)	for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by the Company of units consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “Units”), for aggregate gross proceeds of up to $850,000,000, at a price below the Nasdaq minimum price, which issuance may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction, depending on the purchase price determined at the time of issuance.

Nasdaq Requirements

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of such company outstanding before the issuance, at a price that is less than the Nasdaq minimum price (the “Minimum Price”).

The transaction described in this Information Statement involves the issuance by the Company of Units, each consisting of one share of common stock and one warrant to purchase one share of common stock, at a purchase price below the Nasdaq Minimum Price. Depending on the purchase price determined at the time of issuance, the issuance of such Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding common stock or voting power following the closing of the transaction. Accordingly, the Board has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the Company’s stockholders is required in connection with the issuance of such securities..

The approval of the Corporate Actions for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such approval by written consent was also made in accordance with the Company’s Articles of Incorporation and Bylaws.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Dissenters’ Right of Appraisal

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed actions and nor have we provided for appraisal rights in our certificate of incorporation or bylaws..

Vote Required

The vote, which was required to approve the above Corporate Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share of common stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is [●], 2025. The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on [●], 2025. As of December 28, 2025, the Company had 15,483,547 shares of voting stock outstanding, with all 15,483,547 shares being common stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consenting stockholders voted to approve the Corporate Actions and their respective approximate ownership percentage of the voting stock of the Company as of December 28, 2025, totaling in the aggregate 67.4% of the outstanding voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

I. APPROVAL OF THE IMPLEMENTATION OF A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-for-2 AND 1-for-50, TO BE EFFECTED AT THE BOARD’S DISCRETION.

On December 24, 2025, our Board and the Majority Stockholders authorized and approved the implementation of a reverse stock split at a ratio between 1-for-2 and 1-for-50, to be effected at the Board’s discretion within the next twelve (12) months.

Background

The Board believes that effecting the Reverse Stock Split is desirable for a number of reasons, including:

Broadening our investor base. We believe that by increasing the price of our Common Stock or potentially decreasing its volatility, the Reverse Stock Split may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock will potentially increase the overall market for our Common Stock.

Increase in Analyst and Broker Interest. We believe the Reverse Stock Split would help increase analyst and broker-dealer interest in our Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (“SEC”), if our Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Stock Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Stock Split

If the Reverse Stock Split does not result in a proportionate increase in the price of the Common Stock, we may be unable to meet the initial listing requirements of a principal national securities exchange.

We expect that the Reverse Stock Split will increase the market price of the Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of a principal national securities exchange. However, the effect of the Reverse Stock Split on the market price of the Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of the Common Stock following the Reverse Stock Split will not increase sufficiently for us to meet the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may not be unable to list our common stock on a principal national securities exchange.

Even if the Reverse Stock Split results in the requisite increase in the market price of the Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Stock Split results in the requisite increase in the market price of the Common Stock to be in compliance with the minimum bid price requirements of a principal national securities exchange, there can be no assurance that the market price of the Common Stock following the Reverse Stock Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. In any event, other factors unrelated to the number of shares of the Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of the Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Stock Split may decrease the liquidity of the Common Stock.

The liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of the Common Stock does not sufficiently increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of the Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of the Common Stock resulting from the Reverse Stock Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of the Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in the Common Stock, there can be no assurance that the Reverse Stock Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of the Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of the Common Stock may not necessarily improve following the Reverse Stock Split.

Disadvantages of a Reverse Stock Split

Reduced Market Capitalization. While we expect that the reduction in the outstanding shares of the Common Stock will increase the market price of such shares, we cannot assure you that the Reverse Stock Split will increase the market price of the Common Stock by a multiple corresponding to the final ratio of the Reverse Stock Split, or result in any permanent increase in the market price, which can be dependent upon many factors, including our financing activities, business, financial performance and prospects. Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of the Common Stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split. A Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effects of the Reverse Stock Split

As of December 28, 2025, we had 15,483,547 shares of our Common Stock issued and outstanding. Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two (2) and a maximum of fifty (50) shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of December 28, 2025 the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-2	7,741,774
1-for-50	309,671

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board and by the number of issued and outstanding shares at the time of the Board decision.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in our company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control of our company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

We may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its Stockholders.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effectiveness of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “IMG.”

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

For example, upon the effectiveness of the Reverse Stock Split at a ratio of 1-for-2, a warrant holder that previously held a warrant to purchase 100,000 shares of common stock at an exercise price of $0.10 per share, would hold a warrant to purchase 50,000 shares at an exercise price of $0.50 per share. Similarly, a convertible noteholder that previously held a convertible note that is convertible into 100,000 shares of common stock at a conversion price of $0.10 per share, would hold a note that is convertible into 50,000 shares at a conversion price of $0.20 per share.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the Certificate of Change with the Secretary of State of the State of Nevada.

The exact timing of the filing of the Certificate of Change to effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Change, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Certificate of Change effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on the day that is 12 months from the date of the Action, our Board will abandon the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Accounting Matters

The proposed Certificate of Change will not affect the par value of our Common Stock per share, which will remain $0.00001 par value per share. As a result, as of the effectiveness of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split except to the extent of their ownership of shares of our common stock and/or preferred stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the Certificate of Change, even though the authority to effect the Reverse Stock Split has been approved by our stockholders. The Board is also expressly authorized to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

II. APPROVAL OF THE INCREASE OF AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM SIX HUNDRED MILLION (600,000,000) SHARES TO TWO BILLION (2,000,000,000) SHARES.

On December 24, 2025, our Board and the Majority Stockholders have approved the increase of the Company’s authorized number of shares of Common Stock from six hundred million (600,000,000) to two billion (2,000,000,000) shares of Common Stock (the “Share Increase”), and the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to reflect such increase.

The Amendment has no effect on the par value of the Company’s Common Stock.

The purpose of the Share Increase is to provide the Board of Directors the ability to issue additional shares of Common Stock of the Company to enable the Company to issue sufficient amount of shares of Common Stock pursuant to the Securities Purchase Agreement described above, and to complete other transactions which the Board of Directors believe may be accretive to stockholders, including acquisitions, consulting and employment relationships and fundraisings, provided that the Company does not currently have any definitive plans to, or definitive agreements (except according to the Securities Purchase Agreement) or understandings in place to, issue any such additional authorized but unissued shares of Common Stock which will be made available as a result of the Share Increase.

The purpose of the Amendment is to reflect the Share Increase of the current Amended and Restated Articles of Incorporation of the Company.

As a result of the Share Increase, there will be two billion hundred and fifty million (2,000,000,000) total authorized shares of capital stock of the Company, consisting of 2,000,000,000 shares of Common Stock, having a par value of $0.0001 per share of the Company.

The Board of Directors will be authorized to issue the additional shares of Common Stock without having to obtain the approval of the Company’s stockholders. The issuance of additional shares could result in the dilution of the value of the shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s Common Stock.

The increase in the number of shares of Common Stock available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

III. APPROVAL OF THE ISSUANCE BY THE COMPANY OF UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK (THE “UNITS”), FOR AGGREGATE GROSS PROCEEDS OF UP TO $850,000,000, AT A PRICE BELOW THE NASDAQ MINIMUM PRICE, WHICH ISSUANCE MAY RESULT IN THE ISSUANCE, IN THE AGGREGATE, OF TWENTY PERCENT (20%) OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK OR VOTING POWER FOLLOWING THE CLOSING OF THE TRANSACTION, DEPENDING ON THE PURCHASE PRICE DETERMINED AT THE TIME OF ISSUANCE.

General

The Board of Directors of the Company has approved, and the holders of a majority of the Company’s outstanding voting power have approved, the issuance by the Company of units, each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Units”), to one or more investors in a transaction that is not a public offering.

The Units will be issued at a purchase price equal to at least 40% of the market price of the Company’s Units on the effective date of the Company’s registration statement on Form S-1. The exact purchase price and the number of Units to be issued will be determined at the time of issuance.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Nasdaq minimum price if the number of shares issuable equals 20% or more of the company’s outstanding common stock or voting power prior to the issuance.

The transaction described in this Action involves the issuance of Units at a purchase price below the Nasdaq minimum price. Depending on the purchase price determined at the time of issuance, the issuance of such Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction.

Accordingly, stockholder approval is required under Nasdaq Listing Rule 5635(d).

Reasons for the Issuance

The Board believes that the issuance of the Units is in the best interests of the Company and its stockholders because it is expected to provide the Company with access to capital to support its business operations and strategic objectives. The Board further determined that approving the issuance of the Units in advance, notwithstanding that the final pricing and number of securities issuable cannot be determined at this time, is advisable to ensure compliance with Nasdaq Listing Rule 5635(d).

Possible Effects of the Issuance of Securities

If the issuance of the Units is consummated, the Company’s existing stockholders may experience dilution in their ownership interests, voting power, and earnings per share as a result of the issuance of shares of Common Stock and the potential future exercise of the warrants included in the Units.

The exact number of shares of Common Stock to be issued, and the extent of any dilution, cannot be determined at this time because the purchase price and number of Units to be issued will be determined at the time of issuance. Depending on the purchase price determined at the time of issuance, the issuance of the Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction.

In addition, the exercise of the warrants included in the Units, if and when exercised, would result in the issuance of additional shares of Common Stock, which could further dilute the ownership interests of existing stockholders. The exercise of such warrants may also have the effect of depressing the market price of the Company’s Common Stock.

The Board of Directors considered these potential effects and determined that the issuance of the Units and the resulting potential dilution are reasonable and appropriate in light of the Company’s capital needs and strategic objectives.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 28, 2025, the beneficial ownership of our Common Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 15,483,547 shares of Common Stock issued and outstanding on December [●], 2025. On December 28, 2022, we completed a l-for-35 reverse stock split, which became effective on December 28, 2022, upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “ 2022 Reverse Stock Split”). On December 5, 2025, we completed a 1-for-20 reverse stock split, which became effective on December 5, 2025, upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “ 2025 Reverse Stock Split”). Unless we indicate otherwise, all share and per share information in this information statement reflects the 2025 Reverse Stock Split.

Except as otherwise indicated below, information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of December [●], 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated below, the address of each person listed in the table below is Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Jianshuang Wang	—	—
Zhanzhan Shi	—	—
Zongmei Huang	—	—
Yanli Hou	—	—
Changzheng Ye	—	—
Jinmei Guo Hellstroem	—	—
All directors, nominees and executive officers as a group (6 persons)	—	—

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of December 28, 2025 based on 15,483,547 shares of common stock outstanding as of such date.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power			Percent of
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class
JOYER INVESTMENT LIMITED.(1)	1,250,000	—				8.07%
VMADE CO., LIMITED(2)	1,250,000	—				8.07%
DADA Business Trading Co., Limited(3)	1,250,000	—				8.07%
Easygo Business Co., Ltd.(4)	1,195,000	—				7.71%
JOYER TECH AND INFORMATION OPC(5)	1,230,000					7.94%
Social e-commerce Co., Ltd(6)	1,200,000					7.75%
RR Digital Tech Limited(7)	1,200,000					7.75%
Fixed Star Future Technology Ltd.(8)	1,384,167					8.94%

(1)	Based on Schedule 13 D filed with the SEC on April 3, 2025, Yumei Liu, through her 100% ownership of Joyer Investment Limited, beneficially owns 7,125,872 shares of common stock, including (i) 3,074,590 shares of common stock directly held; and (ii) warrants have the right to acquire up to 4,051,282 shares of common stock within 60 days.
(2)	Based on Schedule 13 D filed with the SEC on April 3, 2025, Xiaodong Liu, through her 100% ownership of Vmade Co., Limited, beneficially owns 7,400,282 shares of common stock, including (i) 3,528,488 shares of common stock directly held; and (ii) warrants have the right to acquire up to 3,871,794 shares of common stock within 60 days.
(3)

Based on Schedule 13 D filed with the SEC on April 3, 2025, Yubo Yang, through her 100% ownership of Dada Business Trading Co., Limited, beneficially owns 6,739,761 shares of common stock, including (i) 3,406,428 shares of common stock directly held; and (ii) warrants have the right to acquire up to 3,333,333 shares of common stock within 60 days.

(4)	Dada Business Trading Co., Limited is governed by its sole director, Mr. Zheng Dai. As such, Mr. Dai has voting and investment discretion with respect to the shares of common stock held of record by Dada Business Trading Co., Limited and may be deemed to have beneficial ownership of the shares and warrants held directly by Dada Business Trading Co., Limited. Therefore, both Yubo Yang and Zheng Dai are deemed to have shared voting power over the 6,739,761 shares of common stock.

INTERESTS OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

Saved as disclosed in this Information Statement, no other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of this Information Statement (including a copy of any and all of the information that has been incorporated by reference in this Information Statement) to any Company stockholder upon written or oral request to us, at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong, telephone + 852 70106695. Any Company stockholder wishing to receive separate copies of our information statements, proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock, will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Chairman of the Board of Directors

____________, 2025